Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated February 24, 2009, for Legg Mason Partners Investors Value Fund, a series of the Legg Mason Partners Equity Trust, as of December 31, 2008, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” and “Financial Highlights of Legg Mason Partners Investors Value Fund” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

September 29, 2009